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                                                                  Exhibit (j)(4)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 1999, relating to the financial statements and financial highlights of Firstar Money Market Fund, Firstar Institutional Money Market Fund, Firstar Tax-Exempt Money Market Fund, Firstar U.S. Government Money Market Fund, Firstar Short-Term Bond Fund (formerly Firstar Short-Term Bond Market Fund), Firstar Intermediate Bond Fund (formerly Firstar Intermediate Bond Market Fund), Firstar Tax-Exempt Intermediate Bond Fund, Firstar Bond IMMDEX Fund, Firstar Balanced Income Fund, Firstar Balanced Growth Fund, Firstar Growth & Income Fund (formerly Firstar Growth and Income Fund), Firstar Equity Index Fund, Firstar Large Cap Core Equity Fund (formerly Firstar Growth Fund), Firstar International Value Fund (formerly Firstar International Equity Fund), Firstar MidCap Index Fund, Firstar MidCap Core Equity Fund (formerly Firstar Special Growth Fund) and Firstar MicroCap Fund (comprising 17 portfolios of Firstar Funds, Inc.; collectively hereafter referred to as the "Funds") which appears in the October 31, 1999 Annual Report to Shareholders of Firstar Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 6, 2000